UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 13, 2016, the 2016 Annual Meeting of Shareholders of FARO Technologies, Inc. (the “Company”) was held at the Company’s headquarters in Lake Mary, Florida. The holders of the common stock of the Company voted upon three Company proposals at the Annual Meeting, with the following results:

Item 1 – Election of two directors to serve for a three-year term expiring at the Annual Meeting of Shareholders in 2019

The holders of common stock of the Company elected the following directors to serve for a three-year term by the following count:

Name	Votes For	Votes Withheld	Broker Non-Votes
John Caldwell	13,657,376	726,040	797,549
John Donofrio	13,803,815	579,601	797,549

Item 2 – Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2016

The holders of the Company’s common stock ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2016 by the following count:

Votes For	Votes Against	Abstentions
15,040,150	71,483	69,332

Item 3 – Non-binding resolution to approve the compensation of the Company’s named executive officers

The holders of the Company’s common stock approved a non-binding resolution with respect to the compensation of the Company’s named executive officers by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,043,251	254,402	85,763	797,549

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

May 17, 2016	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary